     THIS AMENDED AND RESTATED LEASE (this "Lease") is made and entered into as of June 1, 1997 by and between CONFAR INVESTORS II, L.L.C., an Arizona limited liability company, having its principal office at c/o Bridge Street Investments, Inc., One Securities Centre, 3490 Piedmont Road, Suite 1020, Atlanta, Georgia 30305 (the "Landlord") and AARON'S AUTOMOTIVE PRODUCTS, INC., a Delaware corporation, having its principal office at 2600 North Westgate, Springfield, Missouri, 65803 ("Tenant").

                                   RECITALS:

     WHEREAS, Landlord and Tenant or their predecessors in interest have previously entered into that certain lease dated August 26, 1968, as amended by those certain amendments dated, respectively, September 20, 1974, November 10, 1974 and July 24, 1995 (such lease, as so amended, the "Original Lease").

     WHEREAS, Landlord and Tenant desire to make certain changes to the Original Lease.

     WHEREAS, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree to amend and restate the Original Lease in its entirety as follows:

                         FUNDAMENTAL TERMS AND DEFINITIONS

     For the purposes of this Lease, the following terms shall have the following definitions and meanings:

          A. LANDLORD: Confar Investors II, L.L.C., as well as the owner at any time of the Premises and of the interest of Landlord under this Lease.

          B. TENANT: Aaron's Automotive Products, Inc., as well as any permitted transferee at any time of the interest of Tenant under this Lease.

          C. BUILDING: All buildings presently erected on the land described in Exhibit A and any building or buildings erected in place thereof or in addition thereto.

          D. PREMISES: The land described in Exhibit A hereto and the Building and the sidewalks, curbs, gutters and streets adjacent thereto.

          E. LEASE COMMENCEMENT DATE: June 1, 1997. (Section 2.01)

          F. EXPIRATION DATE: August 31, 2008 (unless extended pursuant to
Section 2.02)

          G. TERM: The Initial Term plus any Extended Term(s). (Sections 2.01 and 2.02)

          H. INITIAL TERM: Eleven (11) years and three (3) months. (Section
2.01)

          I. EXTENDED TERM: Either of the five (5) year terms provided in
Section 2.02.

          J. FIXED RENT: $190,000.00 per annum. (Section 3.01)

          K. LANDLORD'S ORIGINAL COST: $1,494,145.14

          L. LANDLORD'S COST OF FIRST EXPANSION: $2,000,000

          M. LANDLORD'S ADDRESS: c/o Bridge Street Investments, Inc., One Securities Centre, 3490 Piedmont Road, Suite 1020, Atlanta, Georgia 30305,
Attention: Mr. Neal Gumbin, President, or such address as Landlord designates.

          N. TENANT'S ADDRESS: The Premises with a copy addressed to (i) Aaron's Automotive Products, Inc. at 2600 North Westgate, Springfield, Missouri 65803, Attention: Mr. Ken Bear, Vice President, and (ii) Carnahan, Evans, Cantwell & Brown, P.C., Four Corporate Centre, Suite 410, 1949 E. Sunshine, P.O. Box 10009 G.S.S., Springfield, Missouri 65808-0009, or such other address as Tenant designates. (Section 12.13).

                                  ARTICLE I

                                  PREMISES

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises located in Joplin, Jasper County, Missouri, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease, and subject to the following:

     (A) Such rights, easements, covenants, conditions, restrictions and other interests of Persons (as defined in Section 3.03B below) other than Landlord as now affect Landlord's title to the Premises, including but not limited to those set forth in Exhibit A hereto or incorporated therein by reference;

     (B) Zoning rules, restrictions, regulations, resolutions, ordinances, building restrictions and governmental regulations now in effect or hereafter adopted by any governmental authority having jurisdiction;

     (C) Violations (other than any caused by Landlord) of laws, ordinances, orders or requirements that might be disclosed by an examination, inspection or search of the Premises as the same now exist by any federal, state or municipal department or authority having jurisdiction;

     (D) Any defects of title, encumbrances or encroachments now or hereafter existing except such as may hereafter result from any act or omission of Landlord or its predecessors in interest;

     (E) All taxes, assessments, water charges and sewer rents, accrued or unaccrued, fixed or not fixed;

     (F) The present condition and state of repair of the Premises; and

     (G) Such state of affairs as would be disclosed by an accurate survey.

                                  ARTICLE II

                        INITIAL TERM AND EXTENDED TERMS

     SECTION 2.01. The Initial Term of this Lease shall be a term of eleven
(11) years and three (3) months beginning on the first day of June, 1997 and expiring on the last day of August, 2008, unless earlier terminated pursuant to any provision of this Lease or extended pursuant to Section 2.02.

     SECTION 2.02.

         A. Unless Tenant notifies Landlord in writing on or before the date that is one (1) year prior to expiration of the Initial Term hereof (i.e., August 31, 2007) that it elects not to extend the Initial Term of this Lease, this Lease shall automatically be extended for a term of five (5) years (the "First Extended Term") upon the expiration of the Initial Term.

         B. In the event this Lease is extended for the First Extended Term, unless Tenant notifies Landlord in writing on or before the date that is one
(1) year prior to the expiration of the First Extended Term (i.e., August 31, 2012) that it elects not to extend the Term of this Lease for a succeeding five (5) year term (the "Second Extended Term") (the "First Extended Term" and the "Second Extended Term", each, an "Extended Term"), this Lease shall automatically be extended for the Second Extended Term upon the expiration of the First Extended Term.

         C. In the event Tenant for any reason elects not to extend the Term of this Lease for the First Extended Term or the Second Extended Term, Tenant shall have no further privilege to extend the Term of this Lease and said Term shall expire and come to an end upon the expiration of the Initial Term or the First Extended Term, as the case may be.

     SECTION 2.03. Notwithstanding the foregoing, any extension of this Lease shall be subject to the express condition that at the commencement of any Extended Term, Tenant shall not be in default under any of the terms, covenants or conditions of this Lease.

                                  ARTICLE III

                                      RENT

     SECTION 3.01.

     A. Tenant shall pay Fixed Rent to Landlord at its principal office above set forth and at the times hereinafter set forth, without previous demand therefor and in money of the United States of America which at the time of payment shall be legal tender for public and private debts.

     B. Fixed Rent shall be payable in equal monthly installments of $15,833.34 in advance on the first business day of each month during the Initial Term and any Extended Term commencing on the Lease Commencement Date. It is the purpose and intent of Landlord and Tenant that the Fixed Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Fixed Rent specified in the Fundamental Terms and Definitions in each Lease Year (as defined in Section 3.05), free of any charges, assessments, or impositions of any kind charged, assessed, or imposed on or against the Premises, and without abatement, deduction or set-off by the Tenant, and Landlord shall not be expected or required to pay any such charge, assessment or imposition, or be under any obligation or liability hereunder except as herein expressly set forth, and that all costs, expenses and obligations of any kind relating to the maintenance, preservation, care, repair and operation of the Premises, including all replacements, alterations and additions as hereinafter provided, which may arise or become due during the Term of this Lease shall be paid by Tenant, and Landlord shall be indemnified and saved harmless by Tenant from and against such costs, expenses and obligations.

     SECTION 3.02. As additional rent, Tenant shall pay, commencing on the Lease Commencement Date (whether ordinary or extra-ordinary, foreseen or unforeseen and without regard to the nature thereof), all:

     A. Taxes, assessments (including special assessments) and other governmental charges;

     B. Water and sewer rents, water frontage charges, water meter rents and all other charges of a similar kind;

     C. Costs of obtaining and maintaining the policies of insurance set forth in Article V; and

     D. Expenses of occupying, operating, altering, maintaining and repairing the premises and of making any additions thereto (including structural as well as nonstructural alterations, additions and repairs).

     SECTION 3.03.

     A. Tenant shall pay each sum payable pursuant to Section 3.02 when the same becomes due and payable; provided, however, that if any authority having jurisdiction or alleging to have jurisdiction assesses real estate taxes or assessments (including special assessments), or levies any other charges against the Premises as contemplated and provided in this Lease and Tenant deems the same or any of them excessive, improper or illegal, and provided further that failure to pay said real estate taxes, assessments (including special assessments) or other charges will not result in a forfeiture of the title to the Premises or a sale thereof for such nonpayment, Tenant may defer compliance therewith to the extent permitted by law so long as the validity or amount thereof is contested by Tenant in good faith, in its name, or at Tenant's option, in Landlord's name but at Tenant's expense, in which event Tenant, if requested by Landlord so to do, shall furnish to Landlord a bond, satisfactory to Landlord as to surety, in an amount equal to the taxes, assessments, or other charges so assessed plus one (1) year's penalties and interest thereon at the annual rate provided for by law. If any contest shall not have been concluded within one year from the date penalties and interest shall be accruing on the taxes, assessments (including special assessments) or other charges being contested, Tenant shall furnish Landlord, upon demand, with such additional bond as Landlord may reasonably request. In the event that such a bond is furnished by Tenant and there is a sale of the Premises by Landlord at the time that any tax, assessment (including special assessments) or other charge is then being contested, Landlord will assign said bond to the purchaser. Except as provided in this Section 3.03 Landlord may, upon default by Tenant under the terms hereof, pay such real estate taxes, assessments (including special assessments) or other charges and collect the same together with interest thereon computed at the rate of six percent (6%) per annum from the date of any such payment, as additional rent when the next Fixed Rent thereafter becomes due and payable.

     B. Tenant shall pay all sums due hereunder to the individual, partnership, firm, corporation or governmental authority ("Person(s)") to whom the same are payable, but, if any Person refuses to accept any payment from Tenant, Tenant shall forthwith notify Landlord thereof and pay such sum to the Landlord and Landlord shall thereupon pay the same forthwith to the Person or Persons entitled thereto, and thereupon Tenant shall be relieved of any further obligation for the payment of any such sum.

     C. Landlord for the purpose of the performance of any obligations of Tenant imposed hereunder, appoints Tenant its attorney for making all payments to persons other than Landlord pursuant to this Section 3.03.

     SECTION 3.04. At any time and from time to time upon request of Landlord, Tenant shall exhibit to Landlord a receipted bill for any tax, assessment (including special assessment), governmental charge or water rent which has become due and payable under this Lease, or any other evidence satisfactory to the Landlord of the payment thereof.

     SECTION 3.05. A "Lease Year" for the purposes of this Lease is a period of twelve (12) consecutive months commencing on the Lease Commencement Date and on the anniversary of such date.

                                  ARTICLE IV

                  USE, OPERATION, MAINTENANCE AND ALTERATION

     SECTION 4.01. Tenant shall, at its own expense, comply with, and maintain the Premises in compliance with, all laws and all requirements of all governmental authorities applicable to the Premises and to the use thereon (including those requiring alterations, additions or repairs of a structural as well as a nonstructural nature) and shall maintain the Premises in compliance with the requirements of the insurance companies with which Tenant maintains the insurance required by Section 5.01 hereof.

     SECTION 4.02. Tenant shall, at its own expense, keep the Premises in good repair, operating condition and working order and shall make all structural, exterior and interior repairs, renewals and replacements necessary to that end, and shall commence promptly and proceed diligently with any repair or restoration required, provided however that consideration may be given to the age of the Building.

     SECTION 4.03. Except as provided in this Section 4.03, Tenant shall make no alterations to the structure of the Building or other alterations which will change the character of the Building or its adaptability for use as a warehouse without the consent of Landlord. Tenant may, however, make alterations not exceeding $200,000 in cost to Tenant at any one time, and may erect, remove and change partitions not part of the structure of the Building, provided the character and value of the Building is not materially changed. Landlord will not unreasonably withhold its consent to alterations of a cost in excess of $200,000.

     SECTION 4.04. Except as provided in Section 3.03 and 12.01, Tenant shall not create, or permit to be created or exist, any lien or encumbrance which might be or become a lien or encumbrance having priority over or ranking on a parity with Landlord's interest in the Premises or under this Lease.

     SECTION 4.05. Tenant will pay and discharge and indemnify, save, defend and hold harmless Landlord from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the Term of this Lease:

         (A) any work or thing done in, on or about the Premises or any part thereof;

         (B) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof or any street, alley, sidewalk, mall, garden, curb, vault, passageway or space adjacent thereto;

         (C) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires or invitees;

         (D) any injury or damage to, any person or property occurring in, on or about the Premises or any part thereof or any street, alley, sidewalk, mall, garden, curb, vault, passageway or space adjacent thereto; or

         (E) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in Lease on its part to be performed or complied with.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written request from Landlord will at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

         SECTION 4.06. Landlord shall be entitled to make inspections of the Premises during business hours, but shall be under no obligation to make any such inspections nor to perform any act or do anything required to cure any default of Tenant.

                                   ARTICLE V
                                   INSURANCE

         SECTION 5.01. Tenant shall maintain at Tenant's sole cost and expense, for the benefit of Landlord and Tenant, insurance with respect to the Premises, of the following types and in the following amounts:

         A. Fire with extended coverage insurance in an amount not less than the full insurable value of the Premises (excluding excavations and foundations) as same is determined at five (5) year intervals by an architect or engineer designated by Tenant and satisfactory to Landlord. Such determination may be made by the engineering department of the insurance carrier then furnishing the largest amount of such insurance, if such services are furnished by said insurance carrier.

         B. Boiler damage insurance with a limit of not less than $100,000; or such other coverage as may be reasonably required.

         C. Public liability insurance (including elevator insurance if applicable) with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction per occurrence.

         D. At all times when any work is in progress in connection with altering, repairing or making additions to the Premises, pursuant to a written contract with an independent contractor (other than routine upkeep, maintenance and repair work) Tenant at its expense shall either (i) maintain workmen's compensation insurance covering all persons engaged in such work and with respect to whom claims for death or bodily injury might be asserted against Landlord, Tenant or the Premises, or (ii) obtain the customary certification from the Person with whom the Tenant has contracted to perform such work that such Person carries such workmen's compensation insurance.

         E. Such other insurance as is customarily maintained by owners and operators of similar property, or as may be reasonably required by Landlord from time to time for its protection against any loss, hazard or liability to which Landlord may be exposed.

         Notwithstanding the limits for insurance specified in this Section 5.01, Tenant agrees to indemnify Landlord against all damage, loss or liability resulting from any of the risks referred to in this Section 5.01. Such indemnification shall be in effect whether or not Tenant has placed and maintained the insurance specified in this Section 5.01 and whether or not, such insurance having been placed and maintained, proceeds from such insurance actually are collectible from one or more of the insurance companies; provided however that Tenant shall be relieved of its obligation of indemnity herein to the extent of the amount actually recovered from one or more of the insurance companies by reason of injury or damage to, or loss sustained on, the Premises and paid to Landlord. If Tenant does not designate an architect or engineer for determination of insurable value as required by this Section 5.01, said architect or engineer may be designated by Landlord.

         Tenant may maintain any or all of the insurance provided for in
Section 5.01 under a blanket policy or policies covering other property, provided that (i) each such blanket policy shall comply in all respects with the requirements of this Article V, (ii) the protection afforded Landlord by each such blanket policy shall be not less than would be afforded by a separate policy relating only to the Premises, and (iii) each such blanket policy including insurance provided for in Section 5.01A shall specify therein the portion of the total insurance allocated to the Building (unless such portion is specified in a written statement of the insurer delivered to Landlord) which shall be at least that required by Section 5.01A, and shall specify therein that any loss payable thereunder with respect to the Building and contents shall be payable first with respect to the Building and the balance with respect to the contents. Tenant shall furnish to Landlord a copy of each schedule or make-up of all items included in this Lease which are covered by any blanket policy, within thirty (30) days after it is filed with any insurance rate-making body.

         Section 5.02.

         A.   Each insurance policy shall:

              1. be issued by an insurance company of recognized standing satisfactory to Landlord;

              2.  be in the standard form customarily in use in the State; and

              3. be carried as respects fire and extended coverage insurance with loss payable to Tenant if loss should be $200,000 or less, and to Landlord and Tenant, as their interests may appear, if over $200,000 and as respects other insurance required by Section 5.01 be carried in favor of Landlord and Tenant as their interests may appear.

         B. Tenant shall procure renewals of all insurance policies at least ten (10) days before the expiration thereof.

         C. Each policy or certificate therefor obtained by Tenant pursuant to Section 5.01 of this Lease shall to the extent obtainable contain an agreement by the insurer that such policy shall not be cancelled without at least ten (10) days' prior written notice to both Landlord and Tenant.

         D. Tenant shall furnish Landlord with originals or copies certified by the insurance companies or certificates of all insurance policies or in lieu thereof, upon receipt of written notice from Landlord and until further written notice from Landlord to the contrary, file with Landlord upon the execution hereof and annually thereafter on the anniversary of such execution, a certificate over the signature of one of its officers that the insurance required hereunder in the form required by Section 5.01 hereof, is in full force and effect as of the date of said certificate.

         SECTION 5.03 Except as provided in Section 5.06 of this Lease, notwithstanding any injury to or destruction of the Premises, Tenant shall not be entitled to any adjustment of rent or of any of Landlord's or Tenant's rights or liabilities under this Lease or to surrender this Lease; and Tenant shall continue to be liable to pay the full Fixed Rent and additional rent and any other sums due hereunder, and waives any rights with respect to any such injury or destruction, at any time conferred upon it a law, in equity, by statute or otherwise.

     SECTION 5.04.

     A. In case any Building shall be damaged or destroyed by fire or other cause covered by the insurance policies provided for in Section 5.01 of this Lease, all insurance moneys payable on account of such damage shall be paid to Tenant if $200,000 or under, and if over $200,000 to Landlord or Tenant. With respect to any insurance monies payable to Tenant, if at the time the owner of Tenant's interest under this Lease is a person other then Aaron's Automotive Products, Inc., Tenant will place the same in a special account dedicated and earmarked for use in connection with the provisions of this Lease. In the case of any insurance monies payable to Landlord and Tenant, Tenant agrees that it will endorse the checks promptly and, if at the time the owner of the Premises and of Landlord's interest under this Lease is a person other than Confar Investors II, L.L.C, the same shall be placed in a special account in the name of Landlord and separate and distinct from all other funds of Landlord, and said account shall be dedicated and earmarked for the payment and application of said insurance monies as provided in this Lease. From the insurance monies paid on account of damage as provided in this Article V Tenant shall be entitled to payment or reimbursement for all amounts necessary to make temporary repairs or such work as may be necessary to protect the Premises against further injury and also, pending the adjustment of the insurance, for the preparation for the making of permanent repairs, restoration or reconstruction. In addition, Tenant shall be entitled to payment from such insurance moneys of such part thereof as shall equal the cost of repairing, restoring, or reconstructing the Building so that on completion the Building or buildings will be substantially the same as before in value and character. Payments shall be made promptly which shall equal the cost of labor and materials, architect's and engineers' fees and other charges and such payments shall be made to Tenant upon the delivery of a certificate of the architect engaged to supervise such work (who shall be designated by Tenant but satisfactory to Landlord), in which the architect shall certify that payments are due as herein provided. Each such certificate shall also contain a representation by such architect (i) that the work has been performed in accordance with the plans and specifications (except as the same may have been altered or changed with the consent of the Landlord) and
(ii) that the amount covered by such certificate does not include the cost of any of the alterations and rebuilding for which a prior certificate has been issued. Tenant agrees to complete such repairs or restoration free of lien.

     B. If the Premises, or any part thereof, shall suffer injury to or destruction in whole or in part from any of the causes set forth in this
Article V, Tenant shall notify Landlord within five (5) days after such injury or destruction and shall proceed deligently to repair or restore the injury or destruction pursuant to plans and specifications to be prepared by Tenant and satisfactory to Landlord. Tenant shall thereupon pursue diligently the completion of the repairs or restoration as aforesaid and Landlord will comply with all the requirements provided for in paragraph A of this Section
5.04. Tenant shall not be liable to Landlord if any contractor or contractors, subcontractors or materialmen are delayed by strikes, riots, fires, acts of God or the public enemy or inability to obtain construction materials due to war or govern-ment interference or other conditions unavoidable or beyond the control of the Tenant (hereinafter referred to as "Unavoidable Delays").

     C. The provisions of this Section 5.04 shall apply to the proceeds of insurance derived from policies furnished by Tenant pursuant to the requirements of Section 5.01. If Tenant has provided all policies as required by Section 5.01 and in the further event that Tenant has taken out additional insurance for its own further protection, then, and with respect to such additional insurance, the proceeds thereof shall be deposited and paid over in like manner as applies to the policies furnished by the Tenant pursuant to the requirements of Section 5.01.

     D. If, upon completion of the repair, restoration or reconstruction, there are any insurance proceeds in the hands of Landlord, Landlord shall pay the same to Tenant, upon demand. If the insurance proceeds are insufficient to pay the cost of the repair or restoration, Tenant shall nevertheless complete the repair or restoration, as provided in this Article V, at its own cost and expense.

     E. If, upon the expiration or termination of this Lease, there are any insurance proceeds in the hands of Landlord in excess of the proceeds to which Tenant shall have become entitled under Section 5.04A, Landlord shall be entitled to retain such excess.

     SECTION 5.05. If Tenant does not commence promptly to repair or restore the injury or destruction, or if, having commenced the repair or restoration, Tenant does not proceed diligently to complete the same, Landlord shall be entitled (but shall be under no obligation) at any time thereafter to enter the Premises and repair or restore the injury or destruction and to apply any insurance proceeds in its hands to the payment of the cost thereof; but if the insurance proceeds are insufficient for the cost of the repair, restoration or reconstruction, Tenant shall pay to Landlord, upon demand and as additional rent as the work progresses, such amounts as shall be necessary to complete the repairs, restoration or reconstruction upon delivery of the certificate of an architect or engineer in the form referred to in Section 5.04A of this Article V.

     SECTION 5.06. Anything in this Article V to the contrary notwithstanding,

     A. If less than one-half of the then aggregate floor space in the Building shall have been so injured and destroyed and made untenantable, Tenant shall at its expense repair, restore and reconstruct the same as nearly as practicable to its value and condition immediately before such damage or destruction, notwithstanding the fact that the proceeds of insurance may not be sufficient to cover the cost of such repair, restoration or reconstruction. Such repair, restoration or reconstruction shall be begun within a reasonable time after such notice to Landlord but not later four (4) months after the injury or destruction shall have occurred, and shall be continued diligently until completed, subject in each case to Unavoidable Delays. Tenant shall be entitled to the proceeds of the salvage.

     B. If one-half or more of the then aggregate floor space in the Building shall have been so injured or destroyed and made unusable, Tenant at its option exercisable by notice to Landlord within three (3) months after the injury or destruction occurred, either shall repair, restore or reconstruct the Building as required by paragraph A of this Section 5.06, or shall terminate this Lease effective as of a date specified in such notice, which shall be at least thirty (30) days after the date such notice is given to Landlord. If Tenant exercises its option to terminate this Lease, it shall purchase the Premises from Landlord on the date of such termination for a price, in cash, equal to the greatest from the following:

            1. The sum of (i) the fair market value, as of the date of commencement of the initial term of the Original Lease (as such term is defined in the Recitals, of the land covered by this Lease considered vacant and unimproved land unencumbered by this Lease, which fair market value is hereby agreed to be $15,000 compounded at the rate of two percent (2%) per year from the date of the commencement of the initial term of the Original Lease to the date of such purchase, plus (ii) Landlord's Original Cost of the Building reduced at the rate of two and one-half percent (2-1/2%) per year, computed from the beginning of the initial term of the Original Lease to the date of such purchase, plus (iii) Landlord's Cost of First Expansion (as such term is defined in the Fundamental Terms and Definitions) depreciated on a straight line basis at the rate of two and one-half (2-1/2%) percent per year computed from the first day of December, 1974; or

            2. The present value of the aggregate amount of all rent not theretofore paid which would have otherwise been payable under Article III thereof if Tenant had exercised all its options to renew this Lease pursuant to Article II, computed as of the date of such purchase on the basis of a discount rate of six percent (6%) per year but in no event an amount greater than Landlord's Original Cost plus Landlord's Cost of First Expansion.

If Tenant shall purchase the Premises pursuant to the provisions of this paragraph B of Section 5.06, all proceeds of insurance shall belong to and become the sole property of the Tenant.

                                 ARTICLE VI

                                CONDEMNATION

     SECTION 6.01. If during the Initial Term or any Extended Term a fee simple interest in the entire Premises is taken or condemned under power of eminent domain (such a taking or condemnation being herein called a "Condemnation"), this Lease shall terminate as of the date of Condemnation and Landlord shall be entitled to receive and retain out of the award from the condemning authority, after deducting all expenses incurred in obtaining payment thereof including but not limited to reasonable fees of counsel and experts (the amount of such award after deduction of such expenses being herein called the "Net Award"), an amount equal to the percentage of the Net Award shown by Exhibit B annexed hereto and made a part hereof to be applicable as of the Lease Year in which the date of Condemnation falls and Tenant shall be entitled to receive and retain the balance of such excess.

     SECTION 6.02.

     A. If during the Initial Term or any Extended Term a fee simple interest in less than all the Premises is taken or condemned as aforesaid and Tenant, within six (6) months thereafter, gives Landlord notice that by reason of such Condemnation the continued use of the remainder of the Premises for Lessee's business would be uneconomical or impractical, this Lease shall terminate as of a date ninety (90) days after the date of such notice; Landlord shall convey title to, and Tenant shall accept the conveyance of, the portion of the Premises not taken or condemned; and the rights of Landlord and Tenant in respect of the division of the Net Award and the obligation of Tenant in respect of payments to Landlord shall be as set forth in Section 6.01 of this Lease.

     B. If during the Initial Term or any Extended Term a fee simple interest in less than all the Premises is taken or condemned as aforesaid, and Tenant does not give the notice described in paragraph A of this Section
6.02 this Lease shall continue in effect as to the remainder of the Premises, and Tenant shall restore any damage and make such repairs or alterations to the Building situated thereon as may be necessary to make such Building a separate structural unit capable of being operated independently of any building not situated wholly upon the remainder of the Premises and shall be entitled to the proceeds of salvage. Tenant shall be entitled to receive and retain out of the Net Award an amount equal to the cost of such restoration, repairs or alterations and if the Net Award exceeds such cost, Landlord shall be entitled to receive and retain the percentage of the excess shown by Exhibit B hereto to be applicable as of the Lease Year in which the date of Condemnation falls, and Tenant shall be entitled to receive and retain the balance of such excess. If the Condemnation affects the land but not the Building so that no restoration, repairs or alterations are necessary, Landlord shall receive and retain the percentage of the Net Award shown by Exhibit B hereto to be applicable as of the Lease Year in which the date of Condemnation falls, and Tenant shall be entitled to receive and retain the balance of the Net Award.

     SECTION 6.03. Condemnation of any or all of the Premises for use or occupancy for a period of temporary or undetermined duration shall not reduce any of Tenant's obligations under this Lease except to the extent that Tenant is prevented by the condemning authority from performing such obligations. If such use or occupancy by the condemning authority does not extend beyond the duration of this Lease (including the Term current when the Condemnation occurs and any succeeding term or terms for which Tenant has theretofore exercised or does thereafter exercise its option to extend the Term of this Lease pursuant to Section 2.02), Tenant shall be entitled to the entire Net Award and on termination of such use or occupancy Tenant shall at its sole cost and expense restore the Premises as nearly as practicable to its condition immediately before the Condemnation. If such use or occupancy does extend beyond the duration of this Lease (including such current and succeeding terms),

Landlord shall be entitled to receive and retain from the Net Award an amount equal to the estimated expense of restoring the Premises as nearly as practicable to its condition immediately before the Condemnation and the remainder of the Net Award shall be apportioned between Landlord and Tenant as of the date of expiration of this Lease.

     SECTION 6.04.  Except to the extent otherwise expressly provided in this
Article VI, this Lease shall not terminate nor shall Tenant be entitled to any abatement of Fixed Rent or reduction thereof nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of all or any part of the Premises from whatever cause, the taking of said Premises or any portion thereof by condemnation or otherwise, the prohibition of Tenant's use of the Premises, the interference with such use by any Person, or by reason of any eviction by paramount title, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

     SECTION 6.05. The Net Award shall be deposited by Landlord in a special account in the name of Landlord and separate and distinct from all other funds of Landlord and said account shall be dedicated and earmarked for the application and payment pursuant to the provisions of this Article VI.

     SECTION 6.06. Anything in this Article VI to the contrary notwithstanding, any award or proceeds for removable trade fixtures or other personal property owned by the Tenant shall be the sole property of the Tenant, and shall not comprise any part of the "Net Award" as hereinabove defined.

                               ARTICLE VII

              SALES, MORTGAGES, ASSIGNMENT AND SUBLEASES.

     SECTION 7.01. Landlord shall be entitled to convey and otherwise dispose of the Premises and its interest under this Lease at any time, and thereafter shall not be subject to any of the obligations of Landlord under this Lease. Landlord shall also be entitled to mortgage the Premises but Landlord hereby confirms that this Lease will remain prior in interest to any mortgage which may hereafter during the Term hereof become a lien against the Premises, unless the Tenant in its sole discretion shall expressly agree to subordinate this Lease to the lien of such mortgage.

     SECTION 7.02. During a period of one hundred eighty (180) days prior to the expiration of any of the Initial or any Extended Term of this Lease, Landlord shall have the right to exhibit the Premises during business hours for the purpose of selling or leasing the same or selling Landlord's interest under this Lease and to attach to the Premises a notice or notices advertising the Premises for sale or lease.

     SECTION 7.03. Tenant may mortgage its interest under this Lease, but any such mortgage shall be subject and subordinate to the provisions of this Lease, and no such mortgage shall impair any of the rights, remedies or interest of Landlord under this Lease. Landlord agrees to give notice of any default hereunder to any mortgagee of this Lease who shall have given Landlord written notice of such mortgage and furnished Landlord with a certified copy thereof, and further agrees to accept performance by such mortgagee of the terms, covenants and conditions of this Lease in the manner and within the time provided for hereunder as if such performance were by Tenant.

     SECTION 7.04. Tenant may assign, sell or otherwise dispose of its interest in this Lease or sublet the whole or any part of the leased Premises for any lawful purpose not inconsistent with this Lease; provided, however, that no assignment, sale, disposal, or subletting, nor the acceptance of rents or other payments from, nor any other dealing by the Landlord with any assignee, under-tenant, occupant,or other person, shall release the Tenant from its obligation to pay the rents herein reserved and perform all the terms, covenants and conditions as set forth in this Lease.


                               ARTICLE VIII

                                  DEFAULT


     SECTION 8.01. If any one or more of the following events (each of which is herein sometimes called "Event of Default") shall happen:

     (A) If default shall be made in the due and punctual payment of any Fixed Rent or additional rent or other sums required to be paid under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice;

     (B) if default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing paragraph (A), and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, provided, that Tenant's time to cure such default shall be extended for such additional time as shall be reasonably required for the purpose if Tenant shall proceed with due diligence during such thirty (30) day period to cure such default and is unable by reason of the nature of the work involved to cure the same within the said thirty (30) days, and if such extension of time shall not subject Landlord or Tenant to any liability, civil or criminal, and the interest of Landlord in this Lease shall not be jeopardized by reason thereof;

     (C) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall take the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or if any proceedings shall be taken by Tenant under any relevant bankruptcy act in force in any jurisdiction available to Tenant, or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or all or any substantial part of its properties or of the Premises, or shall make any general assignment for the benefit of creditors; or

     (D) if a petition shall be filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed for an aggregate of one hundred and twenty days, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated for an aggregate of one hundred and twenty (120) days;

then and in any event covered by subdivisions (A), (B), (C) and (D) above, Landlord at any time thereafter may give written notice to Tenant specifying one or more such Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least five (5) days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of Section 8.04 hereof, this Lease and the term hereby demised and all rights of Tenant under this Lease shall expire and terminate.

     SECTION 8.02. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

     SECTION 8.03. At any time or from time to time after any such expiration or termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rent therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

     SECTION 8.04. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such expiration and termination. In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the Fixed Rent, additional rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would otherwise have been the Term of this Lease but for such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default:

     (A) the equivalent of the amount of the Fixed Rent and the additional rent, and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less

     (B) the net proceeds of any reletting effected pursuant to the provisions of Section 8.03 hereof and of amounts collected from tenants, subtenants, concessionaires and occupants of the Premises after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses or preparing said Premises for such reletting.

     Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Fixed Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. At any time after any such expiration of termination, Landlord, at its option, shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between the Fixed Rent and all additional rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Premises for the same period. In the computation of such damages the difference between any installment of Fixed Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of five and one-half percent (5-1/2%) per annum. If the Premises or any part thereof be relet by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     SECTION 8.05. At Landlord's option, upon any such expiration or termination of this Lease, all subleases then in effect shall be deemed assigned to Landlord by Tenant, and

Tenant shall, upon notice from Landlord, execute and deliver to Landlord instruments, in proper form for recording, assigning to Landlord Tenant's interest in and to each such sublease, Tenant hereby irrevocably appointing Landlord, in the event of Tenant's failure or refusal execute any and all such assignments, its true and lawful attorney to execute the same.

     SECTION 8.06. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, modified or terminated except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     SECTION 8.07. Landlord's rights and remedies herein are not exclusive. In the event of any breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     SECTION 8.08. All Fixed Rent or additional rent in arrears and all amounts collectible hereunder shall bear interest at the rate of six percent (6%) per annum from their respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for any breach or default by Tenant.


                              ARTICLE IX

                   INVALIDITY OF PARTICULAR PROVISIONS


     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                 ARTICLE X

                        COVENANT OF QUIET ENJOYMENT

     Landlord covenants and agrees that Tenant, upon payment of the rents reserved herein and the observance of and compliance with the covenants and agreements of this Lease, shall lawfully, peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease and any extension or extensions thereof, without hindrance, trouble or ejection by Landlord or any person or persons claiming under Landlord.

                                 ARTICLE XI

                MACHINERY, EQUIPMENT AND FIXTURES INSTALLED
                            AND USED IN BUSINESS


     Tenant from time to time during the Initial Term or any Extended Term may install machinery, equipment and fixtures of various kinds and descriptions for the purpose of carrying on, and used in connection with, its business, and upon any of such machinery, equipment and fixtures being so installed in or placed on the Premises by Tenant, the same shall remain at all times the property of Tenant, and, at any time during the Initial Term or any Extended Term and at the termination of the Lease, Tenant shall be entitled to remove any and all of such machinery, equipment and fixtures; provided, however, that if any machinery, equipment, or fixtures are so attached to the Building as not to be readily removable without damage to the Building, then in such event, if Tenant shall remove the same, Tenant shall promptly repair and replace any damage caused to the Building by such removal. At the expiration or other termination of the Term of this Lease Landlord may require Tenant to remove any and all of such machinery, equipment and fixtures at the expense of the Tenant and Tenant shall promptly repair and replace any damage caused to the Building by such removal. If the Lease shall be extended as provided in Section 2.02 of this Lease it shall not be necessary for Tenant to reserve its right to such machinery, equipment and fixtures or their removal but such machinery, equipment and fixtures shall remain the property of Tenant. Nothing herein contained shall be deemed to confer upon Tenant any right to remove any equipment or fixtures used in the operation of the Premises.

                               ARTICLE XII

                               MISCELLANEOUS


     SECTION 12.01. Subject to the provisions of Section 3.03A of Article III hereof Tenant, upon prior notice to Landlord, shall be entitled to contest, in good faith, in the name of Landlord or Tenant, but at the expense of Tenant, by appropriate proceedings diligently conducted, the validity or applicability, as the case may be, of any:

     A. law or requirement or any proposed law or requirement of governmental authority,

     B. tax, assessment (including special assessment) or other governmental charge, or any proposed tax, assessment or any other governmental charge, subject to Section 3.03 hereof,

     C.  lien or encumbrance,

     D.  requirement of any insurance carrier, or

     E. other expense or charge, which during the Term of this Lease shall be levied, assessed, imposed, demanded or threatened to be levied, assessed, demanded or imposed by any governmental authority (provided non-compliance therewith or nonpayment thereof, as the case may be, does not impose any criminal liability upon the Landlord or Tenant) or insurance carrier upon or with respect to, or alleged by any person to have been insured in connection with the possession, occupation, operation, alteration, maintenance, repair or use of the Premises or the making of any additions thereto. The period of any such permitted contest shall be excluded in computing the period during which a default shall be deemed to exist, if such default would not have occurred but for such contest.

     SECTION 12.02. Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance, or charge (levied on account of any imposition or any mechanic's, laborer's or materialman's lien or any mortgage, sale, title, retention agreement or chattel mortgage, or otherwise) which might be or become a lien, encumbrance or charge upon the Premises or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Premises or any part thereof or the income therefrom and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises, or any part thereof might be impaired; provided that any imposition may, after the same becomes a lien on the Premises, be paid or contested in accordance with Section 12.01 hereof and any mechanic's, laborer's or materialman's lien may be discharged in accordance with Section 12.03 hereof.

     SECTION 12.03. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of six percent (6%) per annum from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

     SECTION 12.04. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof.

    SECTION 12.05. Upon the expiration of this Lease, or upon the earlier termination of the same in accordance with any of the provisions hereof, Tenant shall surrender and deliver peaceful and immediate possession of the Premises to Landlord in as good order and condition as they were at the time of the execution and and delivery of this Lease, reasonable wear and tear and damage by the elements excepted.

    SECTION 12.06. Tenant will not do or suffer any waste or damage, disfigurement or injury to the Building or any part thereof.

    SECTION 12.07. Vaults and areas, if any, now or hereafter built extending beyond the building line of the Premises are not included within the Premises, but Tenant may occupy and use the same during the Term of this Lease, subject to such laws, permits, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto.

    SECTION 12.08. No revocation on the part of any governmental department or authority of any license or permit to maintain and use any such vault shall in any way affect this Lease or the amount of the rent or any other charge payable by Tenant hereunder. If any such license or permit shall be revoked, Tenant will, at its sole cost and expense, do and perform all such work as may be necessary to comply with any order revoking the same.

    SECTION 12.09. Each right, power and remedy of Landlord provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by landlord of any one or more of the rights, powers or remedies provided for in this Lease or now hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

    SECTION 12.10. The headings of the Articles and the numbering of the paragraphs in this Lease are inserted as a matter of convenience to the parties and shall not affect the construction of this Lease.

         SECTION 12.11. This Lease may be executed in any number of counterparts, each of which shall be an original and the counterparts shall constitute but one and the same instrument.

         SECTION 12.12. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Lease may not be modified, altered, terminated or discharged orally but only by an agreement in writing signed by the parties hereto.


         SECTION 12.13 Any notice required or permitted to be given hereunder shall be in writing, and shall be (i) delivered personally, (ii) sent via commercial messenger, courier or overnight mail service, or (iii) sent by United States mail, registered or certified delivery, return receipt requested, in each case addressed to the Tenant or to Landlord at the respective addresses set forth in the Fundamental Terms and Definitions. Personally delivered notices shall be deemed given upon actual delivery to the appropriate address. Notices sent via commercial messenger, courier or overnight mail service shall be deemed given upon actual delivery to the appropriate address, as evidenced by the receipt of the delivery service. Mailed notices shall be deemed given upon the date of the actual receipt (or refusal of receipt) as evidenced by the return receipt. Either party may specify a different address for notice purposes in the manner aforesaid. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to any additional party hereafter designated by a notice from Landlord to Tenant.

                               ARTICLE XIII

                  CONDITION OF AND TITLE TO THE PREMISES

           Tenant represents that the Premises, the title thereto, the sidewalks and structures adjoining the same, any subsurface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant and that Tenant accepts the same in the condition or state in which they or any of them now are, without representation or warranty, express or implied in fact or by law, by Landlord and without recourse to Landlord, as to the title thereto, the nature, condition or usability thereof or the use or uses to which the Premises or any part thereof may be put.

                               ARTICLE XIV

                       TERMS OF PURCHASE BY TENANT

         In the event of any sale by Landlord to Tenant and purchase by Tenant from Landlord of the Premises or any part thereof pursuant to any provisions of this Lease:

         A. Upon delivery of the applicable notice required by the provisions of this Lease as a condition precedent to such sale and purchase, there shall be in existence, without further action of the parties, a binding agreement, enforceable at law or in equity, for the sale and purchase of the Premises or such part thereof at the applicable price and upon the additional terms and conditions hereinafter set forth;

         B. Closing shall take place at the office of the Landlord upon the date fixed for consummation of such sale and purchase in accordance with the provisions of this Lease pursuant to which such sale and purchase is to be consummated;

         C. At closing, Landlord shall convey the Premises or such part thereof to Tenant by deed in which the Landlord therein shall covenant and agree that the grantor has not done, committed, or knowingly or willingly suffered to be done or committed, any act, matter or thing whatsoever whereby the Premises thereby granted or any part thereof is, or has been, charged or encumbered and which shall be in sufficient form to be entitled to record;

         D. Tenant shall accept title subject to zoning rules, restrictions, regulations, resolutions and ordinances and to any violations of building codes, fire laws, and other laws and regulations;

         E. Tenant shall pay all charges incident to the conveyance, including but not limited to escrow fees, if any, recording fees, title insurance premiums, cost of documentary transfer taxes and any applicable state and local taxes and Landlord's and Tenants attorneys' fees;

         F. There shall be no proration of any taxes, insurance premiums or other charges which Tenant is required to pay under and pursuant to the provisions of this Lease;

         G. Tenant, having examined and being familiar with the state of the title to the Premises and the title examination made for Landlord in connection with its acquisition of title, will accept title to the Premises or such part thereof subject to those matters disclosed by such title examination, except for so much thereof as may have been taken or condemned by eminent domain, and further subject to: (i) this Lease, (ii) any and all taxes, assessments and other charges which Tenant agrees to pay pursuant to the provisions of this Lease, and (iii) any other liens, encumbrances and exceptions not caused by Landlord; and

         H. Upon the completion of such purchase and the payment by Tenant of the purchase price plus an amount equal to five and one-half percent (5-1/2%) per annum thereon computed from the first day of the immediately preceding monthly period for which Fixed Rent shall have been paid to the date of settlement, this Lease shall terminate, and all the rights and obligations of Landlord and Tenant hereunder shall cease and come to an end.

                                  ARTICLE XV

                            ESTOPPEL CERTIFICATES

         SECTION 15.01. Tenant agrees at any time and from time to time during the Term of this Lease upon not less than ten (10) days' prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section 15.01 may be relied upon by prospective purchaser of the fee or any mortgagee thereof, or any prospective assignee thereof.

         SECTION 15.02. Landlord agrees at any time and from time to time during the Term of this Lease upon not less than ten (10) days' prior notice by Tenant to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the Fixed Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in performance or any covenant, agreement, or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section 15.02 may be relied upon by any prospective assignee of the Tenant's interest in this Lease.


                           ARTICLE XVI

                      HAZARDOUS MATERIALS

         SECTION 16.01. Tenant shall not (and shall not permit its employees, agents, officers, directors, invitees of Tenant or any person occupying the Premises to) bring in, on or under the Premises any Hazardous Materials (other than lubricating oils, oil additives, plastics, rubber products, inventory, cleaning supplies and other materials in normal quantities ordinarily used or stored in the operation of its business, which include a tank farm). Tenant shall indemnify, defend, save, protect, and hold Landlord harmless from and against, any and all claims, suits, orders, judgments, clean-up or remediation costs, liabilities, losses, obligations, costs and expenses (including without limitation reasonable attorneys' fees) arising from the introduction of any Hazardous Materials in, on, under or about the Premises from and after June 22, 1995, by Tenant, its employees, agents, officers, directors, invitees or any other person occupying the Premises, or any portion thereof, by, through or under Tenant.

     SECTION 16.02. As used herein "Hazardous Materials" means any and all substance or substances: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Recovery Act (42 U.S.C. Section 6901 et seq.);
or (iii) which contain gasoline, diesel fuel or other petroleum hydrocarbons.

     SECTION 16.03. If Landlord becomes aware of the presence or suspected presence of any Hazardous Materials in, on, under or about the Premises in violation of Section 16.01 above, Landlord may so notify Tenant and request that Tenant institute remedial action. Tenant will, within ten (10) days of receipt of such notice, at its sole cost and expense, commence such action as is reasonably specified by Landlord to remove all such Hazardous Materials from the Premises and will diligently pursue such action to completion. Such work will be performed in accordance with all applicable laws, ordinances and regulations governing such work. If Tenant fails to undertake the work required by this Section 16.03, Landlord may, at its option, to be exercised by notice to Tenant, undertake such work, in which event Tenant shall reimburse Landlord for all costs and expenses, including fees of attorneys, engineers and other consultants incurred by Landlord for such work. However, Landlord shall not be under any obligation to exercise the remedy specified in the preceding sentence, and the remedies provided in this Section 16.03 shall not be considered exclusive or preclude any claim for damages or any other remedy which may be available under this Lease or under law.

     SECTION 16.04. The indemnification obligations under this Lease shall be subject to the following provisions:

     (A) The party seeking indemnification ("INDEMNITEE") shall notify the other party ("INDEMNITOR") of any claim against Indemnitee within fifteen
(15) days after it has notice of such claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Lease unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within ten (10) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorney's fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (i) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (ii) Indemnitor shall not have employed counsel to direct the defense of such action, or (iii) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor

(in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

              (B) The indemnification obligations under this Lease shall also extend to any present or future advisor, trustee, director, officer, partner, member, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      LANDLORD:

                                      CONFAR INVESTORS II, L.L.C.,
                                      an Arizona limited liability company

                                      By:    Continental Ventures, Ltd.,
                                             an Arizona corporation
                                             Its Manager

                                             By:  /s/ Neal M. Gumbin
                                                ------------------------------
                                                    Neal M. Gumbin
                                                    President


                                       TENANT:

                                       AARON'S AUTOMOTIVE PRODUCTS, INC.,
                                       a Delaware corporation

                                            By:  /s/ Kenneth A. Bear
                                               -------------------------------
                                            Name:    Kenneth A. Bear
                                                 -----------------------------
                                            Title:   Vice President
                                                  ----------------------------

                                   EXHIBIT "A"

                              DESCRIPTION OF PREMISES

                                  [SEE ATTACHED]

COMMENCING AT THE SOUTHWEST CORNER OF LOT TEN (10) IN BLOCK NUMBERED TWO (2) IN JOPLIN-SOUTHERN CORPORATION PLAT NO. 1, IN THE CITY OF JOPLIN, JASPER COUNTY, MISSOURI, THENCE NORTH 00 DEGREES 19 MINUTES EAST ALONG THE EAST LINE OF DAVIS BOULEVARD, A DISTANCE OF 624.00 FEET TO THE POINT OF BEGINNING, THENCE NORTH 00 DEGREES 19 MINUTES EAST ALONG THE EAST LINE OF DAVIS BOULEVARD A DISTANCE OF 994.47 FEET TO THE NORTHWEST CORNER OF LOT NUMBERED SIX (6) IN BLOCK 5, IN SAID PLAT NO. 1, THENCE NORTH 89 DEGREES 59 MINUTES EAST ALONG THE NORTH LINE OF SAID LOT SIX (6), 472.52 FEET TO THE NORTHEAST CORNER OF SAID LOT SIX (6), THENCE NORTH 89 DEGREES 59 MINUTES EAST ALONG
THE NORTH LINE OF SAID LOT SIX (6) PRODUCED A DISTANCE OF 431.59 FEET, THENCE SOUTH 00 DEGREES 04 MINUTES WEST A DISTANCE OF 993.45 FEET, THENCE SOUTH 89 DEGREES 55 MINUTES WEST A DISTANCE OF 908.40 FEET TO THE POINT OF BEGINNING, EXCEPT ANY PART TAKEN OR DEEDED FOR ROAD OR RAILROAD PURPOSES.

AND COMMENCING AT THE SOUTHWEST CORNER OF LOT TEN (10) IN BLOCK NO. 2 IN JOPLIN-SOUTHERN CORPORATION PLAT NO. 1 IN THE CITY OF JOPLIN, JASPER COUNTY, MISSOURI. THENCE NORTH 00 DEGREES 19 MINUTES EAST ALONG THE EAST LINE OF DAVIS BOULEVARD, A DISTANCE OF 408.00 FEET TO THE POINT OF BEGINNING. THENCE NORTH 89 DEGREES 55 MINUTES EAST A DISTANCE OF 909.33 FEET, THENCE NORTH 00 DEGREES 04 MINUTES EAST A DISTANCE OF 216.00 FEET, THENCE SOUTH 89 DEGREES 55 MINUTES WEST A DISTANCE OF 908.40 FEET, TO THE EAST LINE OF DAVIS BOULEVARD, THENCE SOUTH 00 DEGREES 19 MINUTES WEST ALONG SAID EAST LINE OF DAVIS BOULEVARD A DISTANCE OF 216.00 FEET TO THE POINT OF BEGINNING, EXCEPT ANY PART TAKEN OR DEEDED FOR ROAD OR RAILROAD PURPOSES.

AND

COMMENCING AT THE SOUTHWEST CORNER OF LOT TEN (10) IN BLOCK 2 IN JOPLIN-SOUTHERN CORPORATION PLAT NO. 1, IN THE CITY OF JOPLIN, JASPER COUNTY, MISSOURI. THENCE NORTH 0 DEGREES 19 MINUTES EAST ALONG THE EAST LINE OF DAVIS BOULEVARD 312.14 FEET TO THE POINT OF BEGINNING. THENCE NORTH 00 DEGREES 19 MINUTES EAST ALONG SAID LINE 95.86 FEET. THENCE NORTH 89 DEGREES 55 MINUTES EAST 909.33 FEET TO THE WEST LINE OF STEPHENS BOULEVARD. THENCE SOUTH 00 DEGREES 04 MINUTES WEST ALONG SAID LINE 95.86 FEET, THENCE SOUTH 89 DEGREES 55 MINUTES WEST 909.76 FEET TO THE POINT OF BEGINNING, BEING SUBJECT TO ALL RIGHT-OF-WAYS, EASEMENTS AND RESERVATIONS OF RECORD IF ANY, AND EXCEPT ANY PART TAKEN OR DEEDED FOR ROAD OR RAILROAD PURPOSES.

                                  EXHIBIT "B"

                        YEAR                           LANDLORD'S PERCENTAGE
                        ----                           ---------------------

                         1                                      42%
                         2                                      45%
                         3                                      48%
                         4                                      51%
                         5                                      54%
                         6                                      57%
                         7                                      60%
                         8                                      63%
                         9                                      66%
                        10                                      69%
                        11                                      72%
                        12                                      75%
                        13                                      78%
                        14                                      81%
                        15                                      84%
                        16                                      87%
                        17                                      90%
                        18                                      93%
                        19                                      96%
                        20                                      98%
                        21                                     100%

                            CONFAR INVESTORS II, L.L.C.
                         177 North Church Street, Suite 613
                              Tucson, Arizona 85701


                             Date: as of June 1, 1997


Aaron's Automotive Products, Inc.
2600 North Westgate
Springfield, Missouri 65803

     Re: Amended and Restated Lease (the "Lease") dated as
         of June 1, 1997 by and between Confar Investors II, L.L.C. ("Landlord") and Aaron's Automotive Products, Inc. ("Tenant") for property located in Joplin, Jasper County, Missouri (the "Premises")
         ---------------------------------------------------


Gentlemen:

     Please refer to the Lease. This letter agreement contains certain additional agreements between Landlord and Tenant with respect to the Lease.

     1. LEGAL FEES. Landlord hereby acknowledges and agrees that it will pay the first Five Thousand Dollars ($5,000) of legal fees incurred by Tenant in connection with the review and negotiation of the Lease. Tenant shall forward invoices for such legal services to Landlord.

     2. PROMISSORY NOTE. Tenant hereby reaffirms its obligations under that certain Promissory Note (the "Note") dated June 22, 1995, made by Tenant payable to the order of Landlord as successor-in-interest to Fleming Companies, Inc., in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), including, without limitation, Tenant's obligation to make payments of principal under the Note in the amounts of Two Hundred Fifty Thousand Dollars ($250,000) on each of June 20, 1997 and June 20, 1998.

     Please execute the enclosed copy of this letter to signify your agreement with, and acceptance of, the terms set forth herein.


                                         Very truly yours,

                                         CONFAR INVESTORS II, L.L.C.,
                                         an Arizona limited liability
                                         company

                                         By: Continental Ventures, Ltd.,
                                             an Arizona corporation
                                             Its Manager

                                             By: /s/ Neil M. Gumbin
                                                 -------------------------
                                                         Neil M. Gumbin
                                                         President


AGREED AND ACCEPTED:

AARON'S AUTOMOTIVE PRODUCTS, INC.,
a Delaware corporation

By: Aarons Automotive Products Inc
    -----------------------------------
Name: /s/ Kenneth A Bear
      ---------------------------------
Title: Vice president
       --------------------------------

     Please execute the enclosed copy of this letter to signify your agreement with, and acceptance of, the terms set forth herein.


                                         Very truly yours,

                                         CONFAR INVESTORS II, L.L.C.,
                                         an Arizona limited liability
                                         company

                                         By: Continental Ventures, Ltd.,
                                             an Arizona corporation
                                             Its Manager

                                             By: /s/ Neal M. Gumbin
                                                 -------------------------
                                                         Neal M. Gumbin
                                                         President


AGREED AND ACCEPTED:

AARON'S AUTOMOTIVE PRODUCTS, INC.,
a Delaware corporation

By:
    -----------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------